Exhibit 10.33

CONSENT ACTION OF THE BOARD OF DIRECTORS OF ELECTROMEDICAL TECHNOLOGIES, INC. The undersigned, Matthew N. Wolfson, being the sole director of Electromedical Technologies, Inc., a Delaware corporation, ("the Company"), hereby unanimously consents to the following actions taken by the Company on June 28, 2019. RESOLVED: To amend the Company's Consulting Agreement dated February 11, 2019 by and between the Company and Robert L. Hymers, III to provide for the issuance of an additional 43,461 shares of the Company restricted common stock valued at $0.71 per share. RESOLVED: That Pacific Stock Transfer is hereby instructed to issue 43,461 shares of the Company's restricted common stock to Robert L. Hymers, III. There being no further business requiring board action or consideration, on motion duly made, and carried, the meeting was adjourned. Matthew N. Wolfson Sole Director